                                    Exhibit 4.37
SECOND SUPPLEMENTAL INDENTURE
SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of April 30, 2025, among Berry Global, Inc., a Delaware corporation (the “Issuer”), Amcor plc, a Jersey public limited company (the “New Guarantor”), and U.S. Bank Trust Company, National Association, a national banking association, as successor to U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
WHEREAS the Issuer, the Parent Guarantor and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture executed by and between the Issuer, the guarantors party thereto and the Trustee, dated as of December 22, 2020 (as amended, supplemented or otherwise modified, the “Indenture”), providing initially for the issuance of $750,000,000 in aggregate principal amount of the Issuer’s 1.57% First Priority Senior Secured Notes due 2026 (the “Securities”);
WHEREAS the New Guarantor is an indirect parent of the Issuer; and
WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the New Guarantor are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.Agreement to Guarantee.
(a)    The New Guarantor hereby agrees to irrevocably and unconditionally guarantee on a senior basis, as a primary obligor and not merely as a surety, to each Holder, the Trustee, the Collateral Agent and their successors and assigns the Guaranteed Obligations (the “New Guarantee”). The New Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the New Guarantor, and that no extension or renewal of any Guaranteed Obligation shall release the obligations of the New Guarantor hereunder. The obligations of the New Guarantor hereunder shall be joint and several with the Parent Guarantee of the Parent Guarantor. The New Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the

Guaranteed Obligations and also waives notice of protest for nonpayment. The New Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the New Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by the Collateral Agent on behalf of each Holder and the Trustee for the Guaranteed Obligations or any Subsidiary Guarantor; or (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations. The New Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among itself and the Parent Guarantor, such that the New Guarantor’s obligations would be less than the full amount claimed. The New Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or the New Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the New Guarantor hereunder. The New Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against the New Guarantor. The New Guarantor further agrees that its New Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.
(b)    Except as expressly set forth in Section 8.01(b) of the Indenture, the obligations of the New Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the New Guarantor shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the New Guarantor or would otherwise operate as a discharge of the New Guarantor as a matter of law or equity.
(c)    The New Guarantor agrees that its New Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The New Guarantor further agrees that its New Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Collateral Agent upon the bankruptcy or reorganization of the Issuer or otherwise.

(d)    In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Collateral Agent has at law or in equity against the New Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the New Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.
(e)    The New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The New Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the New Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantor for the purposes hereof.
(f)    For the avoidance of doubt, the New Guarantor will not be subject to any of the restrictive covenants contained in the Indenture or any of the other obligations or agreements of a Subsidiary Guarantor or Parent Guarantor thereunder.
(g)    For the avoidance of doubt, so long as the New Guarantor is an indirect parent of the Issuer, the Issuer may satisfy its obligations under Section 4.02 of the Indenture by furnishing financial information relating to the New Guarantor; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the New Guarantor and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Subsidiarity Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.
3.Notices. Any notice or communication to the New Guarantor required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:
Berry Global, Inc.
101 Oakley Street
Evansville, Indiana 47710
Attention of: General Counsel
Facsimile: (812) 424-2904

4.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
5.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
6.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer by action or otherwise, (iii) the due execution hereof by the Issuer or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
7. 7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
8.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
BERRY GLOBAL, INC.
By:______________________________________
Name:
Title:
AMCOR PLC
By:______________________________________
Name:
Title:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE
By:_______________________________________
Name:
Title:
[Signature Page to Supplemental Indenture (1.57% First Priority Senior Secured Notes due 2026)]